                             PARTICIPATION AGREEMENT

                                      Among

                       VARIABLE INSURANCE PRODUCTS FUNDS,

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                     SECURITY BENEFIT LIFE INSURANCE COMPANY

                THIS  AGREEMENT,  made  and  entered  into  as of the 1st day of
December 2000 by and among SECURITY BENEFIT LIFE INSURANCE COMPANY, (hereinafter the "Company"),  a Kansas  corporation,  on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended  from time to time (each such  account  hereinafter  referred  to as the
"Account");    and   FIDELITY   DISTRIBUTORS    CORPORATION   (hereinafter   the
"Underwriter"),  a  Massachusetts  corporation;  and each of VARIABLE  INSURANCE
PRODUCTS  FUND,  VARIABLE  INSURANCE  PRODUCTS  FUND II and  VARIABLE  INSURANCE
PRODUCTS FUND III, each an  unincorporated  business trust  organized  under the laws of the Commonwealth of  Massachusetts  (each referred to hereinafter as the
"Fund").

RECITALS

                WHEREAS, each Fund engages in business as an open-end management investment  company  and is  available  to act as  the  investment  vehicle  for separate accounts  established for variable life insurance policies and variable annuity  contracts  (collectively,  the  "Variable  Insurance  Products")  to be offered by insurance companies which have entered into participation  agreements
with  the  Fund  and  the  Underwriter  (hereinafter   "Participating  Insurance
Companies"); and

                WHEREAS,  the  beneficial  interest in each Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities  and other assets,  any one or more of which may be made available  under this  Agreement,  as may be amended from time to time by mutual agreement of the parties hereto (each such series  hereinafter  referred to as a
"Portfolio"); and

                WHEREAS, each Fund has obtained an order from the Securities and
Exchange Commission, dated October 15, 1985 (File No. 812-6102) or September 17,
1986  (File  No.  812-6422),  granting  Participating  Insurance  Companies  and variable annuity and variable life insurance  separate accounts  exemptions from the  provisions of sections  9(a),  13(a),  15(a),  and 15(b) of the  Investment
Company Act of 1940, as amended,  (hereinafter the "1940 Act") and Rules 6e-2(b)
(15) and 6e-3(T) (b) (15)  thereunder,  to the extent necessary to permit shares of the  Fund to be sold  to and  held by  variable  annuity  and  variable  life insurance  separate  accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

                WHEREAS,  each  Fund is  registered  as an  open-end  management investment  company under the 1940 Act and its shares are  registered  under the
Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

                WHEREAS,  Fidelity Management & Research Company (the "Adviser")
is duly  registered  as an  investment  adviser  under  the  federal  Investment
Advisers Act of 1940 and any applicable state securities law; and

                WHEREAS,  the variable life insurance  and/or  variable  annuity products  identified  on  Schedule A hereto  ("Contracts")  have been or will be registered by the Company under the 1933 Act,  unless such  Contracts are exempt from registration thereunder; and

                WHEREAS,  each  Account is a duly  organized,  validly  existing segregated asset account,  established by resolution of the Executive  Committee of the Board of Directors of the Company,  on the date shown for such Account on
Schedule A hereto, to set aside and invest assets  attributable to the aforesaid
Contracts; and

                WHEREAS,  the  Company  has  registered  or will  register  each
Account as a unit  investment  trust under the 1940 Act,  unless such Account is exempt from registration thereunder; and

                WHEREAS,  the  Underwriter is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934,  as  amended,  (hereinafter  the "1934  Act"),  and is a member in good standing of the National  Association of Securities Dealers,  Inc.  (hereinafter
"NASD"); and

                WHEREAS,  to the extent  permitted by applicable  insurance laws and  regulations,  the  Company  intends to  purchase  shares in the  Portfolios identified on Schedule A, as amended from time to time on behalf of each Account to fund certain of the aforesaid  Contracts and the Underwriter is authorized to sell such shares to each Account at net asset value;

AGREEMENT

                NOW, THEREFORE,  in consideration of their mutual promises,  the
Company, the Underwriter and each Fund agree as follows:

                          ARTICLE A. FORM OF AGREEMENT

                Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience,  this Agreement shall create a separate  participation  agreement  for each Fund,  as though the
Company  and  the  Distributor  had  executed  a  separate,  identical  form  of
participation   agreement  with  each  Fund.  No  rights,   responsibilities  or
liabilities of any Fund shall be attributed to any other Fund.

                         ARTICLE I. SALE OF FUND SHARES

                1.1. The Underwriter  agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next  computed  after receipt by the Fund or its designee of the order for the shares of the Fund.  For  purposes of this  Section  1.1,  the
Company  shall be the  designee of the Fund for receipt of such orders from each
Account  and  receipt by such  designee  shall  constitute  receipt by the Fund;
provided that the Fund receives notice of such order by 9:00 a.m. Boston time on the next following  Business Day. Beginning within three months of the effective date of this Agreement,  the Company agrees that all orders for the purchase and redemption  of Fund  shares  on  behalf  of the  Accounts  will be placed by the
Company  with the  Funds or their  transfer  agent by  electronic  transmission.
"Business  Day" shall mean any day on which the New York Stock  Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

                1.2. The Fund agrees to make its shares  available  indefinitely for purchase at the  applicable net asset value per share by the Company and its
Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the  Securities  and  Exchange  Commission  and the Fund  shall  use reasonable  efforts to calculate  such net asset value on each day which the New
York Stock  Exchange is open for trading.  Notwithstanding  the  foregoing,  the
Board of  Trustees  of the Fund  (hereinafter  the  "Board")  may refuse to sell shares of any  Portfolio to any person,  or suspend or terminate the offering of shares of any  Portfolio  if such  action is  required  by law or by  regulatory authorities  having  jurisdiction  or is,  in the sole  discretion  of the Board acting in good faith and in light of their  fiduciary  duties under  federal and any applicable  state laws,  necessary in the best interests of the shareholders of such Portfolio.

                1.3. The Fund and the Underwriter  agree that shares of the Fund will be sold  only to  Participating  Insurance  Companies  and  their  separate accounts. No shares of any Portfolio will be sold to the general public.

                1.4. The Fund and the  Underwriter  will not sell Fund shares to any  insurance  company  or  separate  account  unless an  agreement  containing provisions  substantially the same as Articles I, III, V, VII and Section 2.5 of
Article II of this Agreement is in effect to govern such sales.

                1.5.  The Fund  agrees to  redeem  for  cash,  on the  Company's request,  any  full or  fractional  shares  of the  Fund  held  by the  Company, executing  such  requests on a daily basis at the net asset value next  computed after  receipt by the Fund or its  designee of the request for  redemption.  For purposes of this Section 1.5, the Company  shall be the designee of the Fund for receipt  of  requests  for  redemption  from each  Account  and  receipt by such designee shall constitute  receipt by the Fund;  provided that the Fund receives notice of such request for  redemption  in  accordance  with the  procedures  in section 1.1.

                1.6.  The  Company  agrees that  purchases  and  redemptions  of
Portfolio  shares  offered by the then current  prospectus  of the Fund shall be made in accordance with the provisions of such prospectus.

                1.7. The Company  shall pay for Fund shares on the next Business
Day  after an order to  purchase  Fund  shares  is made in  accordance  with the provisions of Section 1.1 hereof.  Payment shall be in federal funds transmitted by wire. For purpose of Sections 2.10 and 2.11,  upon receipt by the Fund of the federal funds so wired,  such funds shall cease to be the  responsibility of the
Company and shall become the responsibility of the Fund.

                1.8.  Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account.
Shares ordered from the Fund will be recorded in an  appropriate  title for each
Account or the appropriate subaccount of each Account.

                1.9.  The  Fund  shall  furnish  same  day  notice  (by  wire or telephone,  followed  by written  confirmation)  to the  Company of any  income, dividends  or capital  gain  distributions  payable on the  Fund's  shares.  The
Company  hereby  elects to receive all such income  dividends  and capital  gain distributions  as are payable on the Portfolio  shares in  additional  shares of that  Portfolio.  The Company  reserves the right to revoke this election and to receive all such income  dividends and capital gain  distributions  in cash. The
Fund shall  notify  the  Company of the number of shares so issued as payment of such dividends and distributions.

                1.10. The Fund shall make the net asset value per share for each
Portfolio  available  to the  Company  on a daily  basis  as soon as  reasonably practical  after the net asset value per share is  calculated  (normally by 6:30
p.m.  Boston  time) and shall use its best  efforts to make such net asset value per share available by 7 p.m. Boston time.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

                2.1. The Company  represents and warrants that the Contracts are or will be  registered  under  the  1933  Act or are  exempt  from  registration thereunder;  that the  Contracts  will be issued and sold in  compliance  in all material  respects with all applicable  Federal and State laws and that the sale of the  Contracts  shall comply in all material  respects  with state  insurance suitability requirements. The Company further represents and warrants that it is an insurance  company duly organized and in good standing  under  applicable law and that it has  legally  and  validly  established  each  Account  prior to any issuance or sale thereof as a segregated  asset account under Section  40-436 of the Kansas  Insurance Code and that each Account is either  registered or exempt from  registration as a unit investment  trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

                2.2.  The Fund  represents  and  warrants  that Fund shares sold pursuant  to this  Agreement  shall  be  registered  under  the 1933  Act,  duly authorized  for  issuance and sold in  compliance  with the laws of the State of
Kansas and all applicable federal and state securities laws and that the Fund is and  shall  remain  registered  under  the 1940 Act.  The Fund  shall  amend the
Registration  Statement  for its shares under the 1933 Act and the 1940 Act from time to time as  required  in order to effect  the  continuous  offering  of its shares.  The Fund shall  register and qualify the shares for sale in  accordance with the laws of the various  states only if and to the extent deemed  advisable by the Fund or the Underwriter.

                2.3.  The  Fund on  behalf  of  each  Portfolio  represents  and warrants that each  Portfolio is currently  qualified as a Regulated  Investment
Company  under  Subchapter M of the Internal  Revenue Code of 1986,  as amended,
(the "Code") and that each  Portfolio  will make every  effort to maintain  such qualification  (under  Subchapter M or any successor or similar  provision)  and that it will notify the Company  immediately  upon having a reasonable basis for believing  that any  Portfolio  has ceased to so  qualify or that any  Portfolio might not so qualify in the future.

                2.4. The Company  represents  that the  Contracts  are currently treated as  endowment,  life  insurance or annuity  insurance  contracts,  under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter  immediately upon having a reasonable  basis for believing  that the Contracts have ceased to be so treated or that they might not be so treated in the future.

                2.5.  (a)  With  respect  to  Initial  Class  shares,  the  Fund currently does not intend to make any payments to finance distribution  expenses pursuant  to Rule 12b-1  under the 1940 Act or  otherwise,  although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule
12b-1 Plan under which it makes no payments for  distribution  expenses.  To the extent that it decides to finance distribution  expenses pursuant to Rule 12b-1, the Fund  undertakes  to have a board of  trustees,  a majority  of whom are not interested persons of the Fund,  formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                      (b) With respect to Service Class shares and Service Class
2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance  distribution  expenses.  The Fund represents and warrants that it has a board of trustees,  a majority of whom are not  interested  persons of the Fund, which has  formulated  and  approved  each of its Rule  12b-1  Plans to  finance distribution  expenses of the Fund and that any changes to the Fund's Rule 12b-1
Plans will be approved by a similarly constituted board of trustees.

                2.6. The Fund makes no  representation  as to whether any aspect of its  operations  (including,  but not  limited  to,  fees  and  expenses  and investment  policies)  complies with the insurance  laws or  regulations  of the various  states  except  that the Fund  represents  that the  Fund's  investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Kansas and the Fund and the Underwriter  represent that their  respective  operations  are and  shall at all times  remain  in  material compliance  with the laws of the  State of  Kansas  to the  extent  required  to perform this Agreement.

                2.7. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer  with the SEC.
The  Underwriter  further  represents  that it will sell and distribute the Fund shares in accordance with the laws of the Commonwealth of Massachusetts  and all applicable state and federal  securities laws,  including without limitation the
1933 Act, the 1934 Act, and the 1940 Act.

                2.8.  The Fund  represents  that it is  lawfully  organized  and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

                2.9. The Underwriter represents and warrants that the Adviser is and shall remain duly  registered in all material  respects under all applicable federal  and  state  securities  laws and that the  Adviser  shall  perform  its obligations for the Fund in compliance in all material respects with the laws of
the  Commonwealth  of  Massachusetts   and  any  applicable  state  and  federal
securities laws.

                2.10. The Fund and Underwriter represent and warrant that all of
their  directors,   officers,   employees,   investment   advisers,   and  other
individuals/entities  dealing with the money and/or  securities  of the Fund are and shall  continue  to be at all times  covered by a blanket  fidelity  bond or similar  coverage  for the  benefit  of the Fund in an amount  not less than the minimal  coverage  as  required  currently  by Rule  17g-(1)  of the 1940 Act or related  provisions as may be promulgated  from time to time. The aforesaid Bond shall  include  coverage for larceny and  embezzlement  and shall be issued by a reputable bonding company.

                2.11.  The  Company  represents  and  warrants  that  all of its
directors,    officers,    employees,    investment    advisers,    and    other
individuals/entities  dealing with the money and/or  securities  of the Fund are covered by a blanket  fidelity  bond or similar  coverage for the benefit of the
Fund,  and that said bond is issued by a  reputable  bonding  company,  includes coverage  for  larceny  and  embezzlement,  and is in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these  provisions is always in effect,  and agrees to notify the Fund and the  Underwriter  in the event that such  coverage no longer applies.

                ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

                3.1.  The  Underwriter  shall  provide the Company  with as many printed  copies of the Fund's  current  prospectus  and  Statement of Additional
Information as the Company may reasonably  request.  If requested by the Company in lieu thereof,  the Fund shall provide camera-ready film containing the Fund's prospectus and Statement of Additional Information, and such other assistance as is  reasonably  necessary  in order  for the  Company  once  each  year (or more frequently if the prospectus and/or Statement of Additional  Information for the
Fund is  amended  during  the  year) to have the  prospectus,  private  offering
memorandum  or  other  disclosure  document  ("Disclosure   Document")  for  the
Contracts and the Fund's  prospectus  printed  together in one document,  and to have the Statement of Additional  Information  for the Fund and the Statement of
Additional  Information  for the  Contracts  printed  together in one  document.
Alternatively,  the Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and  statements of additional  information.  Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and
Statements of Additional  Information  shall be the expense of the Company.  For
Fund  prospectuses  and  Statements  of Additional  Information  provided by the
Company  to its  existing  owners of  Contracts  in order to  update  disclosure annually as  required by the 1933 Act and/or the 1940 Act,  the cost of printing shall be borne by the Fund. If the Company chooses to receive  camera-ready film in lieu of  receiving  printed  copies of the Fund's  prospectus,  the Fund will reimburse  the  Company in an amount  equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus.  The same  procedures  shall be  followed  with  respect to the Fund's  Statement  of
Additional Information.

                The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any  prospectuses  or Statements of
Additional  Information other than those actually distributed to existing owners of the Contracts.

                3.2.  The Fund's  prospectus  shall state that the  Statement of
Additional  Information  for the Fund is available  from the  Underwriter or the
Company  (or in the Fund's  discretion,  the  Prospectus  shall  state that such
Statement is available from the Fund).

                3.3. The Fund,  at its expense,  shall  provide the Company with copies of its proxy statements,  reports to shareholders  (annual and semiannual reports),  and other  communications  (except for prospectuses and Statements of
Additional  Information,  which are covered in Section 3.1) to  shareholders  in such  quantity as the Company  shall  reasonably  require  for  distributing  to
Contract owners.

                3.4.  If and to the extent required by law the Company shall:

                       (i)    solicit voting instructions from Contract owners;

                      (ii)    vote   the  Fund   shares   in   accordance   with
                              instructions received from Contract owners; and

                     (iii)    vote Fund  shares for which no  instructions  have
                              been received in a particular  separate account in
                              the  same   proportion  as  Fund  shares  of  such
                              portfolio   for  which   instructions   have  been
                              received in that separate account,

so long  as and to the  extent  that  the  Securities  and  Exchange  Commission continues to interpret the 1940 Act to require  pass-through  voting  privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated  asset account in its own right, to the extent  permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate  accounts  participating  in the Fund  calculates  voting privileges  in a manner  consistent  with the  standards set forth on Schedule B attached hereto and incorporated herein by this reference,  which standards will also be provided to the other Participating Insurance Companies.

                3.5.  The Fund will comply with all  provisions  of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual  meetings or comply with Section  16(c) of the 1940 Act (although the
Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable,  16(b).  Further, the Fund will act in accordance with the Securities and Exchange  Commission's  interpretation of the  requirements  of Section  16(a) with  respect to periodic  elections  of trustees and with whatever  rules the  Commission  may  promulgate  with respect thereto.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

                4.1. The Company shall furnish,  or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material  in which the Fund or its  investment  adviser  or the  Underwriter  is named,  at least fifteen  Business Days prior to its use. No such material shall be used if the  Fund or its  designee  reasonably  objects  to such  use  within fifteen Business Days after receipt of such material.

                4.2.  The  Company  shall not give any  information  or make any representations  or statements  on behalf of the Fund or concerning  the Fund in connection  with  the  sale of the  Contracts  other  than  the  information  or representations  contained in the  registration  statement or prospectus for the
Fund shares,  as such  registration  statement and  prospectus may be amended or supplemented  from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the  Underwriter,  except with the  permission of the Fund or the
Underwriter or the designee of either.

                4.3. The Fund,  Underwriter,  or its designee shall furnish,  or shall cause to be furnished, to the Company or its designee, each piece of sales literature  or other  promotional  material  in which  the  Company  and/or  its separate  account(s),  is named at least fifteen Business Days prior to its use.
No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

                4.4. The Fund and the Underwriter shall not give any information or make any  representations on behalf of the Company or concerning the Company, each Account,  or the Contracts  other than the  information or  representations contained in a registration  statement or Disclosure Document for the Contracts, as  such  registration  statement  or  Disclosure  Document  may be  amended  or supplemented  from time to time, or in published  reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners,  or in sales literature or other  promotional  material  approved by the
Company or its designee, except with the permission of the Company.

                4.5.  The Fund will provide to the Company at least one complete copy of all  registration  statements,  prospectuses,  Statements  of Additional
Information,  reports, proxy statements,  sales literature and other promotional materials,  applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares,  promptly after the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

                4.6.  The Company will provide to the Fund at least one complete copy  of  all  registration  statements,  Disclosure  Documents,  Statements  of
Additional Information,  reports,  solicitations for voting instructions,  sales
literature  and  other  promotional  materials,   applications  for  exemptions,
requests for no action  letters,  and all  amendments to any of the above,  that relate to the  Contracts  or each  Account,  promptly  after the  filing of such document with the SEC or other regulatory  authorities or, if a Contract and its associated Account are exempt from  registration,  promptly after such documents are first published.

                4.7.  For  purposes  of  this  Article  IV,  the  phrase  "sales literature or other promotional  material" includes,  but is not limited to, any of the  following  that  refer to the Fund or any  affiliate  of the  Fund,  the
Contracts,   the  Account,   the  Company  or  any  affiliate  of  the  Company:
advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical,  radio, television,  telephone or tape recording, videotape display, signs or billboards,  motion pictures,  telephone directories
(other than routine  listings) or other public media),  sales literature  (I.E., any written  communication  distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries,  form letters,  telemarketing scripts, seminar texts,  reprints or excerpts of any other  advertisement,  sales literature,  or published  article),  educational or training materials or other  communications distributed or made generally available to some or all agents or employees,  and
registration   statements,   Disclosure  Documents,   Statements  of  Additional
Information, shareholder reports, and proxy materials.

                          ARTICLE V. FEES AND EXPENSES

                5.1.  The  Fund  and  Underwriter  shall  pay no  fee  or  other compensation to the Company under this agreement, except that if the Fund or any
Portfolio  adopts  and  implements  a plan  pursuant  to Rule  12b-1 to  finance distribution expenses,  then the Underwriter may make payments to the Company or to  the  underwriter  for  the  Contracts  if and in  amounts  agreed  to by the
Underwriter  in writing  and such  payments  will be made out of  existing  fees otherwise  payable to the Underwriter,  past profits of the Underwriter or other resources available to the Underwriter.  No such payments shall be made directly by the Fund.

                5.2. All expenses incident to performance by the Fund under this
Agreement  shall  be paid by the  Fund.  The Fund  shall  see to it that all its shares are registered and authorized for issuance in accordance  with applicable federal  law  and,  if  and to the  extent  deemed  advisable  by the  Fund,  in accordance with  applicable  state laws prior to their sale. The Fund shall bear the  expenses  for the cost of  registration  and  qualification  of the  Fund's shares,  preparation  and  filing  of the  Fund's  prospectus  and  registration statement,  proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders  (including the costs of printing a  prospectus  that  constitutes  an annual  report),  the preparation of all statements and notices  required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

                5.3.  The Company  shall bear the expenses of  distributing  the
Fund's prospectus and reports to owners of Contracts issued by the Company.  The
Fund shall bear the costs of  soliciting  Fund  proxies  from  Contract  owners, including  the costs of mailing  proxy  materials  and  tabulating  proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy  solicitations  other than  proxies  sponsored by the
Fund.

                           ARTICLE VI. DIVERSIFICATION

                6.1. The Fund will at all times invest money from the  Contracts in such a manner as to ensure  that the  Contracts  will be treated as  variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing,  each Portfolio of the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification  requirements for variable annuity, endowment, or life insurance contracts  and  any  amendments  or  other  modifications  to  such  Section  or
Regulations.  In the event of a breach of this  Article VI by the Fund,  it will take all  reasonable  steps (a) to notify  Company of such breach as promptly as possible and (b) to adequately  diversify  the Fund so as to achieve  compliance within the grace period afforded by Regulation 1.817-5.

                        ARTICLE VII. POTENTIAL CONFLICTS

                7.1.  The Board will  monitor the Fund for the  existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may  arise  for a  variety  of  reasons,  including:  (a) an action by any state insurance  regulatory  authority;  (b) a change in  applicable  federal or state insurance,  tax, or securities laws or regulations,  or a public ruling, private letter  ruling,  no-action or  interpretative  letter,  or any similar action by insurance,  tax, or securities regulatory authorities;  (c) an administrative or judicial  decision  in any  relevant  proceeding;  (d) the  manner  in which the investments  of any  Portfolio  are being  managed;  (e) a difference  in voting instructions  given by variable  annuity  contract and variable  life  insurance contract  owners;  or (f) a  decision  by an  insurer  to  disregard  the voting instructions of contract owners.  The Board shall promptly inform the Company if
it  determines  that  an   irreconcilable   material  conflict  exists  and  the
implications thereof.

                7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities  under the Shared Funding Exemptive Order, by providing the Board with all  information  reasonably  necessary for the Board to consider any issues raised.  This  includes,  but is not limited to, an obligation by the
Company to inform the Board  whenever  contract  owner voting  instructions  are disregarded.

                7.3.  If it is  determined  by a  majority  of the  Board,  or a majority of its disinterested  trustees, that a material irreconcilable conflict exists, the Company and other Participating  Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the  disinterested  trustees),  take  whatever  steps are necessary to remedy or eliminate  the  irreconcilable  material  conflict,  up to and  including:  (1), withdrawing  the assets  allocable to some or all of the separate  accounts from the Fund or any Portfolio and reinvesting such assets in a different  investment medium,  including  (but not  limited  to)  another  Portfolio  of the Fund,  or submitting the question whether such segregation should be implemented to a vote of all affected  Contract owners and, as appropriate,  segregating the assets of any appropriate group (I.E.,  annuity contract owners,  life insurance  contract owners,  or  variable  contract  owners of one or more  Participating  Insurance
Companies) that votes in favor of such segregation,  or offering to the affected contract owners the option of making such a change; and (2),  establishing a new registered management investment company or managed separate account.

                7.4. If a material  irreconcilable  conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision  represents a minority  position or would preclude a majority vote, the
Company  may be  required,  at the Fund's  election,  to withdraw  the  affected
Account's  investment in the Fund and terminate  this  Agreement with respect to such Account;  provided,  however that such withdrawal and termination  shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested  members of the Board. Any such withdrawal and termination  must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the  Underwriter  and Fund shall continue to accept and implement  orders by the Company for the purchase (and  redemption) of shares of the Fund.

                7.5.  If a material  irreconcilable  conflict  arises  because a particular  state  insurance  regulator's  decision  applicable  to the  Company conflicts  with the  majority of other state  regulators,  then the Company will withdraw  the  affected  Account's  investment  in the Fund and  terminate  this
Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined  that such decision has created an irreconcilable  material conflict;  provided,  however, that such withdrawal and termination  shall be limited to the extent  required by the foregoing  material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  Until the end of the foregoing six month period,  the Underwriter and Fund shall  continue to accept and  implement  orders by the Company for the purchase (and redemption) of shares of the Fund.

                7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be  required to  establish  a new funding  medium for the
Contracts.  The Company  shall not be required by Section 7.3 to establish a new funding  medium for the Contracts if an offer to do so has been declined by vote
of  a  majority  of  Contract  owners  materially   adversely  affected  by  the
irreconcilable  material  conflict.  In the event that the Board determines that any  proposed  action does not  adequately  remedy any  irreconcilable  material conflict,  then the Company will withdraw the  Account's  investment in the Fund and terminate this  Agreement  within six (6) months after the Board informs the
Company in writing of the foregoing determination,  provided, however, that such withdrawal and  termination  shall be limited to the extent required by any such
material   irreconcilable   conflict  as   determined   by  a  majority  of  the
disinterested members of the Board.

                7.7.  If and to the extent  that Rule 6e-2 and Rule  6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules  promulgated  thereunder with respect to mixed or shared funding  (as  defined  in the  Shared  Funding  Exemptive  Order)  on terms  and conditions  materially  different  from those  contained  in the Shared  Funding
Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies,
as  appropriate,  shall take such steps as may be necessary to comply with Rules
6e-2 and  6e-3(T),  as amended,  and Rule 6e-3,  as adopted,  to the extent such rules are applicable;  and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of
this  Agreement  shall  continue  in effect  only to the  extent  that terms and conditions  substantially  identical  to such  Sections  are  contained  in such
Rule(s) as so amended or adopted.

                          ARTICLE VIII. INDEMNIFICATION

                8.1.  INDEMNIFICATION BY THE COMPANY

                8.1(a).  The Company  agrees to indemnify  and hold harmless the
Fund and each trustee of the Board and  officers  and each  person,  if any, who
controls   the  Fund   within  the  meaning  of  Section  15  of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 8.1)
against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation  (including legal and other expenses),  to which the Indemnified  Parties may become subject under any  statute,  regulation,  at common  law or  otherwise,  insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof)
or settlements  are related to the sale or acquisition of, or investment in, the
Fund's shares or the Contracts and:

                      (i) arise out of or are based upon any  untrue  statements or alleged  untrue  statements of any material fact contained in the  Disclosure  Documents for the Contracts or contained in the
                Contracts  or  sales   literature  for  the  Contracts  (or  any
                amendment or supplement to any of the  foregoing),  or arise out of or are based upon the  omission  or the  alleged  omission to state therein a material  fact required to be stated  therein or
                necessary  to  make  the  statements   therein  not  misleading,
                provided that this agreement to indemnify  shall not apply as to any  Indemnified  Party if such  statement  or  omission or such alleged  statement or omission was made in reliance  upon and in conformity  with  information  furnished to the Company by or on behalf of the Fund for use in any Disclosure  Document  relating to the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                      (ii)  arise  out  of  or  as a  result  of  statements  or
                representations   (other  than  statements  or   representations
                contained in the  registration  statement,  prospectus  or sales literature  of the Fund not supplied by the Company,  or persons under its control) or wrongful conduct of the Company or persons under its control,  with respect to the sale or  distribution of the Contracts or Fund Shares; or

                      (iii) arise out of any untrue  statement or alleged untrue statement  of  a  material  fact  contained  in  a  Registration
                Statement,  prospectus,  or sales  literature of the Fund or any amendment  thereof  or  supplement  thereto or the  omission  or alleged omission to state therein a material fact required to be stated therein or necessary to make the  statements  therein not misleading  if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

                      (iv) arise as a result of any  failure  by the  Company to provide the services and furnish the  materials  under the terms of this Agreement; or

                      (v) arise out of or result from any material breach of any representation  and/or  warranty  made  by the  Company  in this
                Agreement  or arise  out of or result  from any  other  material breach of this Agreement by the Company,

as limited by and in accordance with the provisions of Sections 8.1(b) and
8.1(c) hereof.

                 8.1(b).   The   Company   shall  not  be  liable   under   this
indemnification   provision  with  respect  to  any  losses,  claims,   damages,
liabilities or litigation  incurred or assessed against an Indemnified  Party as such may arise from such Indemnified Party's willful misfeasance,  bad faith, or gross  negligence in the  performance of such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless  disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

                 8.1(c).   The   Company   shall  not  be  liable   under   this
indemnification  provision with respect to any claim made against an Indemnified
Party unless such  Indemnified  Party shall have notified the Company in writing within a reasonable  time after the summons or other first legal process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Parties,  the Company shall be entitled to participate, at its own  expense,  in the defense of such  action.  The Company also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                 8.1(d).  The  Indemnified  Parties  will  promptly  notify  the
Company of the  commencement  of any litigation or  proceedings  against them in connection  with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

                8.2.  INDEMNIFICATION BY THE UNDERWRITER

                8.2(a).  The  Underwriter  agrees to indemnify and hold harmless the Company and each of its directors and officers and each person,  if any, who controls  the  Company  within  the  meaning  of  Section  15 of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 8.2)
against any and all losses, claims, damages, liabilities (including amounts paid in  settlement  with the  written  consent  of the  Underwriter)  or  litigation
(including legal and other expenses) to which the Indemnified Parties may become subject under any statute,  at common law or otherwise,  insofar as such losses, claims,  damages,  liabilities  or expenses  (or actions in respect  thereof) or settlements  are related to the sale or  acquisition  of, or investment  in, the
Fund's shares or the Contracts and:

                      (i)  arise out of or are based upon any  untrue  statement or alleged  untrue  statement  of any  material  fact
                           contained in the registration statement or prospectus
                           or sales  literature of the Fund (or any amendment or
                           supplement to any of the foregoing),  or arise out of
                           or  are  based  upon  the  omission  or  the  alleged
                           omission to state therein a material fact required to
                           be stated therein or necessary to make the statements
                           therein not misleading,  provided that this agreement
                           to  indemnify  shall not apply as to any  Indemnified
                           Party if such  statement  or omission or such alleged
                           statement or omission  was made in reliance  upon and
                           in  conformity  with  information  furnished  to  the
                           Underwriter  or Fund by or on behalf  of the  Company
                           for use in the  registration  statement or prospectus
                           for the Fund or in sales literature (or any amendment
                           or  supplement)  or otherwise  for use in  connection
                           with the sale of the Contracts or Fund shares; or

                      (ii) arise  out  of  or  as  a  result  of  statements  or
                           representations    (other    than    statements    or
                           representations   contained   in   the   Registration
                           Statement,  prospectus  or sales  literature  for the
                           Contracts not supplied by the  Underwriter or persons
                           under its  control) or wrongful  conduct of the Fund,
                           Adviser  or   Underwriter   or  persons  under  their
                           control,  with respect to the sale or distribution of
                           the Contracts or Fund shares; or

                      (iii)arise out of any untrue  statement or alleged  untrue
                           statement   of  a  material   fact   contained  in  a
                           Disclosure  Document or sales literature covering the
                           Contracts,  or any  amendment  thereof or  supplement
                           thereto, or the omission or alleged omission to state
                           therein a material fact required to be stated therein
                           or  necessary  to make the  statement  or  statements
                           therein not misleading, if such statement or omission
                           was  made in  reliance  upon and in  conformity  with
                           information  furnished to the Company by or on behalf
                           of the Fund; or

                      (iv) arise  as a  result  of any  failure  by the  Fund to provide the services and furnish the materials  under
                           the terms of this  Agreement  (including  a  failure,
                           whether  unintentional or in good faith or otherwise,
                           to  comply  with  the  diversification   requirements
                           specified  in  Article  VI of this  Agreement  or the
                           requirements specified in section 2.3 hereof); or

                      (v)  arise out of or result  from any  material  breach of
                           any  representation   and/or  warranty  made  by  the
                           Underwriter  in this  Agreement  or  arise  out of or
                           result  from  any  other  material   breach  of  this
                           Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and
8.2(c) hereof.

                8.2(b).   The  Underwriter   shall  not  be  liable  under  this
indemnification   provision  with  respect  to  any  losses,  claims,   damages,
liabilities  or  litigation  to which an  Indemnified  Party would  otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross  negligence in the  performance of such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

                8.2(c).   The  Underwriter   shall  not  be  liable  under  this
indemnification  provision with respect to any claim made against an Indemnified
Party  unless such  Indemnified  Party shall have  notified the  Underwriter  in writing within a reasonable  time after the summons or other first legal process giving  information  of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought
against  the  Indemnified   Parties,   the  Underwriter   will  be  entitled  to
participate,  at its own expense,  in the defense thereof.  The Underwriter also shall be  entitled  to assume  the  defense  thereof,  with  counsel  reasonably satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's  election to assume the defense thereof,  the
Indemnified  Party shall bear the fees and  expenses of any  additional  counsel retained by it, and the Underwriter  will not be liable to such party under this
Agreement for any legal or other  expenses  subsequently  incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                8.2(d). The Company agrees promptly to notify the Underwriter of the  commencement  of any  litigation  or  proceedings  against it or any of its officers or directors in  connection  with the issuance or sale of the Contracts or the operation of each Account.

                8.3.  INDEMNIFICATION BY THE FUND

                8.3(a).  The Fund  agrees to  indemnify  and hold  harmless  the
Company,  and each of its  directors  and officers and each person,  if any, who controls  the  Company  within  the  meaning  of  Section  15 of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 8.3)
against any and all losses, claims, damages, liabilities (including amounts paid in settlement  with the written  consent of the Fund) or  litigation  (including legal and other  expenses) to which the  Indemnified  Parties may become subject under any statute, at common law or otherwise,  insofar as such losses,  claims, damages,  liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence,  bad faith or willful  misconduct of the Board or any member thereof, are related to the operations of the Fund and:

                      (i)  arise  as a  result  of any  failure  by the  Fund to provide the services and furnish the materials  under
                           the terms of this  Agreement  (including a failure to
                           comply   with   the   diversification    requirements
                           specified in Article VI of this Agreement);or

                      (ii) arise out of or result  from any  material  breach of any  representation  and/or warranty made by the Fund
                           in this  Agreement or arise out of or result from any
                           other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and
8.3(c) hereof.

                8.3(b). The Fund shall not be liable under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed  against an  Indemnified  Party as such may arise from such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

                8.3(c). The Fund shall not be liable under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party  shall  have  notified  the  Fund in  writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such  service on any  designated  agent),  but failure to notify the Fund of any such claim shall not relieve  the Fund from any  liability  which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Parties,  the Fund will be entitled to participate,  at its own  expense,  in the  defense  thereof.  The Fund also shall be entitled to assume the defense thereof,  with counsel  reasonably  satisfactory to the party named in the  action.  After  notice  from the Fund to such  party of the Fund's election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any  additional  counsel  retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                8.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings  against it or any of its respective  officers or directors in connection with this Agreement,  the issuance  or sale of the  Contracts,  with  respect to the  operation  of either
Account, or the sale or acquisition of shares of the Fund.

                           ARTICLE IX. APPLICABLE LAW

                9.1. This Agreement shall be construed and the provisions hereof interpreted  under  and in  accordance  with  the  laws of the  Commonwealth  of
Massachusetts.

                9.2. This  Agreement  shall be subject to the  provisions of the
1933, 1934 and 1940 acts, and the rules and regulations and rulings  thereunder, including such  exemptions  from those  statutes,  rules and  regulations as the
Securities and Exchange Commission may grant (including, but not limited to, the
Shared Funding  Exemptive  Order) and the terms hereof shall be interpreted  and construed in accordance therewith.

                             ARTICLE X. TERMINATION

              10.1.   This  Agreement  shall  continue  in full force and effect until the first to occur of:

               (a)    termination by any party for any reason by one-hundred and eighty (180) days advance written notice  delivered to the other parties; or

               (b)    termination  by the Company by written  notice to the Fund and the  Underwriter  with respect to any Portfolio  based upon  the  Company's  determination  that  shares  of such
                      Portfolio  are  not  reasonably   available  to  meet  the
                      requirements of the Contracts; or

               (c)    termination  by the Company by written  notice to the Fund and the  Underwriter  with respect to any Portfolio in the event any of the  Portfolio's  shares are not  registered, issued or sold in accordance with applicable  state and/or federal law or such law  precludes  the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

               (d)    termination  by the Company by written  notice to the Fund and the Underwriter in the event that any Portfolio ceases
                      to  qualify  as  a  Regulated   Investment  Company  under
                      Subchapter M of the Code or under any successor or similar provision,  or if the Company reasonably believes that any portfolio may fail to so qualify; or

               (e)    termination  by the Company by written  notice to the Fund and the  Underwriter in the event that any Portfolio fails to meet  the  diversification  requirements  specified  in
                      Article VI hereof or if the  Company  reasonably  believes that any Portfolio  may fail to meet such  diversification requirements; or

               (f)    termination  by  either  the  Fund or the  Underwriter  by written  notice to the  Company,  if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment  exercised in good faith,  that the
                      Company  and/or its  affiliated  companies  has suffered a material  adverse  change  in  its  business,  operations, financial  condition or  prospects  since the date of this
                      Agreement or is the subject of material adverse publicity;
                      or

               (g)    termination  by the Company by written  notice to the Fund and the Underwriter,  if the Company shall  determine,  in its sole judgment exercised in good faith, that either the
                      Fund or the  Underwriter  has suffered a material  adverse change in its business, operations, financial condition or prospects  since  the  date  of this  Agreement  or is the subject of material adverse publicity; or

                10.2.  Notwithstanding  any termination of this  Agreement,  the
Fund and the  Underwriter  shall at the option of the Company,  continue to make available  additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination
of  this   Agreement   (hereinafter   referred  to  as  "Existing   Contracts").
Specifically,  without limitation, the owners of the Existing Contracts shall be permitted to reallocate  investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional  purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any  terminations  under  Article  VII and the  effect  of such  Article  VII terminations shall be governed by Article VII of this Agreement.

                10.3.  The  provisions  of  Articles  II  (Representations   and
Warranties), VIII (Indemnification), IX (Applicable Law) and XII (Miscellaneous)
shall survive termination of this Agreement.  In addition,  all other applicable provisions of this Agreement shall survive  termination as long as shares of the
Fund are held on behalf of Contract  owners in  accordance  with  section  10.2, except that the Fund and  Underwriter  shall have no further  obligation to make
Fund shares available in Contracts issued after termination.

                10.4. The Company shall not redeem Fund shares  attributable  to the Contracts (as opposed to Fund shares  attributable  to the Company's  assets held in the  Account)  except  (i) as  necessary  to  implement  Contract  Owner initiated or approved transactions,  or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general  application
(hereinafter  referred  to as a  "Legally  Required  Redemption")  or  (iii)  as
permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request,  the Company will promptly  furnish to the Fund and the Underwriter the
opinion  of  counsel  for  the  Company   (which  counsel  shall  be  reasonably
satisfactory to the Fund and the  Underwriter) to the effect that any redemption pursuant to clause  (ii) above is a Legally  Required  Redemption.  Furthermore, except in cases where  permitted  under the terms of the Contracts,  the Company shall not prevent  Contract Owners from allocating  payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the
Underwriter 90 days notice of its intention to do so.

                               ARTICLE XI. NOTICES

                Any notice shall be  sufficiently  given when sent by registered or  certified  mail to the other  party at the  address  of such party set forth below or at such other  address  as such party may from time to time  specify in writing to the other party.

                If to the Fund:
                      82 Devonshire Street
                      Boston, Massachusetts  02109
                      Attention:  Treasurer

                If to the Company:
                      Security Benefit Life Insurance Company
                      700 SW Harrison Street
                      Topeka, KS  66636
                      Attention: Chris Jones, Market Research Analyst

                If to the Underwriter:
                      82 Devonshire Street
                      Boston, Massachusetts  02109
                      Attention:  Treasurer

                           ARTICLE XII. MISCELLANEOUS

                12.1 All persons  dealing  with the Fund must look solely to the property  of the Fund for the  enforcement  of any  claims  against  the Fund as neither  the  Board,  officers,  agents  or  shareholders  assume  any  personal liability for obligations entered into on behalf of the Fund.

                12.2 Subject to the requirements of legal process and regulatory authority,  the Fund and Underwriter  shall treat as confidential  the names and addresses of the owners of the  Contracts,  and each party hereto shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto. Except as permitted by this Agreement,  the Fund and the
Undewriter shall not disclose,  disseminate or utilize such names and addresses, and the receiving  party shall not disclose,  disseminate  or utilize such other confidential information,  until such time as it may come into the public domain without the express written consent of the party which provided the information.

                12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                12.4 This  Agreement  may be executed  simultaneously  in two or more  counterparts,  each of which taken together  shall  constitute one and the same instrument.

                12.5 If any  provision of this  Agreement  shall be held or made invalid by a court decision,  statute,  rule or otherwise,  the remainder of the
Agreement shall not be affected thereby.

                12.6 Each party hereto shall cooperate with each other party and all appropriate  governmental authorities (including without limitation the SEC, the NASD and state  insurance  regulators)  and shall  permit  such  authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions  contemplated  hereby.
Notwithstanding  the  generality  of the  foregoing,  each party hereto  further agrees to furnish the California Insurance  Commissioner with any information or reports in connection  with services  provided under this  Agreement  which such
Commissioner may request in order to ascertain whether the insurance  operations of the Company are being  conducted in a manner  consistent  with the California
Insurance Regulations and any other applicable law or regulations.

                12.7 The rights,  remedies  and  obligations  contained  in this
Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

                12.8.  This  Agreement  or  any of the  rights  and  obligations hereunder may not be assigned by any party without the prior written  consent of all parties  hereto;  provided,  however,  that the  Underwriter may assign this
Agreement or any rights or obligations  hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the  Underwriter  under this Agreement.
The Company shall promptly  notify the Fund and the Underwriter of any change in control of the Company. The Underwriter shall promptly notify the Company of any change in control of the Underwriter.

                12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

                      (a)     the Company's  annual  statement  (prepared  under
                              statutory accounting principles) and annual report
                              (prepared  under  generally  accepted   accounting
                              principles ("GAAP"), if any), as soon as practical
                              and in any event  within 90 days  after the end of
                              each fiscal year;

                      (b)     the  Company's  quarterly  statements  (statutory)
                              (and GAAP,  if any),  as soon as practical  and in
                              any  event  within  45 days  after the end of each
                              quarterly period:

                      (c)     any financial statement,  proxy statement,  notice
                              or  report  of the  Company  sent to  stockholders
                              and/or  policyholders,  as soon as practical after
                              the delivery thereof to stockholders;

                      (d)     any registration  statement (without exhibits) and
                              financial  reports of the  Company  filed with the
                              Securities  and Exchange  Commission  or any state
                              insurance  regulator,  as soon as practical  after
                              the filing thereof;

                      (e)     any  other  report  submitted  to the  Company  by
                              independent  accountants  in  connection  with any
                              annual,  interim or special  audit made by them of
                              the  books of the  Company,  as soon as  practical
                              after the receipt thereof.

         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Agreement  to be executed  in its name and on its behalf by its duly  authorized representative.

               SECURITY BENEFIT LIFE INSURANCE COMPANY

               By:     ELLIOTT SHIFMAN
                       -------------------------------------------

               Name:   Elliott Shifman
               Its:    Vice President

               VARIABLE INSURANCE PRODUCTS FUND,
               VARIABLE INSURANCE PRODUCTS FUND II, and
               VARIABLE INSURANCE PRODUCTS FUND III

               By:     ROBERT C. POZEN
                       -------------------------------------------
               Name:   Robert C. Pozen
               Their:  Senior Vice President

               FIDELITY DISTRIBUTORS CORPORATION

               By:     MIKE KELLOGG
                       -------------------------------------------
               Name:   Mike Kellogg
               Its:    Executive Vice President

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and                   Policy Form Numbers of Contracts
DATE ESTABLISHED BY BOARD OF DIRECTORS         FUNDED BY SEPARATE ACCOUNT

Variable Annuity Account XIV                   V6029
6/26/00

                                               Portfolios of the Fund

                                               AVAILABLE UNDER THE AGREEMENT

                                               Index 500
                                               Contrafund
                                               Growth Opportunities
                                               Investment Grade Bond

                                   SCHEDULE B

                             PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies  relating to the Fund by the  Underwriter,  the Fund and the
Company.  The  defined  terms  herein  shall have the  meanings  assigned in the
Participation  Agreement  except that the term "Company"  shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1.      The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the  establishment  of tabulation  procedures.  At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates.  This will be done verbally  approximately two months before meeting.

2.      Promptly  after the Record Date,  the Company will perform a "tape run", or other activity,  which will generate the names,  addresses and number of units which are  attributed to each  contractowner/policyholder  (the
        "Customer") as of the Record Date.  Allowance should be made for account adjustments  made after  this date that  could  affect the status of the
        Customers' accounts as of the Record Date.

        Note:  The number of proxy  statements is  determined by the  activities described  in Step #2. The Company  will use its best efforts to call in the number of Customers to Fidelity,  as soon as possible,  but no later than two weeks after the Record Date.

3.      The Fund's  Annual Report no longer needs to be sent to each Customer by the Company either before or together with the  Customers'  receipt of a proxy statement.  Underwriter will provide the last Annual Report to the
        Company  pursuant to the terms of Section 3.3 of the  Agreement to which this Schedule relates.

4.      The text and format for the Voting Instruction Cards ("Cards" or "Card")
        is provided to the Company by the Fund.  The Company  shall  produce and personalize the Voting  Instruction  Cards.  The Legal Department of the
        Underwriter  or its affiliate  ("Fidelity  Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing information  on the  Cards.  Information  commonly  found  on the  Cards includes:

               a.     name (legal name as found on account registration)
               b.     address
               c.     Fund or account number
               d.     coding to state number of units
               e.     individual   Card   number   for  use  in   tracking   and
                      verification  of votes (already on Cards as printed by the
                      Fund)

(This and  related  steps may occur  later in the  chronological  process due to possible uncertainties relating to the proposals.)

5.      During this time,  Fidelity  Legal will develop,  produce,  and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document).
        Printed and folded  notices and  statements  will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided by the  Insurance  Company).  Contents of  envelope  sent to  Customers  by
        Company will include:

               a.     Voting Instruction Card(s)
               b.     One proxy notice and statement (one document)
               c.     return  envelope  (postage  pre-paid)   addressed  to  the
                      Company or its tabulation agent
               d.     "urge buckslip" - optional,  but  recommended.  (This is a small,  single sheet of paper that  requests  Customers to vote  as  quickly  as  possible  and  that  their  vote is important. One copy will be supplied by the Fund.)
               e.     cover letter - optional,  supplied by Company and reviewed and approved in advance by Fidelity Legal.

6.      The above contents should be received by the Company  approximately  3-5 business days before mail date.  Individual in charge at Company reviews and approves the contents of the mailing  package to ensure  correctness and completeness. Copy of this approval sent to Fidelity Legal.

7.      Package mailed by the Company.

        *      The Fund MUST  allow at least a 15-day  solicitation  time to the
               Company  as the  shareowner.  (A 5-week  period is  recommended.)
               Solicitation  time is  calculated  as calendar days from (but NOT including) the meeting, counting backwards.

8.      Collection  and  tabulation  of Cards begins.  Tabulation  usually takes place in another department or another vendor depending on process used.
        An often used  procedure  is to sort Cards on arrival by  proposal  into vote  categories  of all yes,  no, or mixed  replies,  and to begin data entry.

        Note:   Postmarks  are  not  generally   needed.  A  need  for  postmark
        information would be due to an insurance  company's  internal  procedure and has not been required by Fidelity in the past.

9.      Signatures on Card checked  against  legal name on account  registration which was printed on the Card.

        Note:  For Example,  If the account  registration  is under  "Bertram C.
        Jones,  Trustee," then that is the exact legal name to be printed on the
        Card and is the signature needed on the Card.

10.     If Cards are  mutilated,  or for any  reason  are  illegible  or are not signed  properly,  they are sent back to  Customer  with an  explanatory letter, a new Card and return envelope.  The mutilated or illegible Card is  disregarded  and  considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible)
        of the procedure are "hand verified," i.e.,  examined as to why they did not  complete  the  system.  Any  questions  on those  Cards are usually remedied individually.

11.     There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the
        Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing  may then be calculated.  If the initial estimates and the actual vote do not coincide,  then an internal audit of that vote should occur. This may entail a recount.

12.     The actual  tabulation of votes is done in units which is then converted to shares.  (It is very important that the Fund receives the tabulations stated in terms of a  percentage  and the  number of  SHARES.)  Fidelity
        Legal must review and approve tabulation format.

13.     Final  tabulation in shares is verbally given by the Company to Fidelity
        Legal on the  morning of the  meeting  not later than 10:00 a.m.  Boston time.  Fidelity  Legal may  request an earlier  deadline  if required to calculate the vote in time for the meeting.

14.     A  Certification  of Mailing  and  Authorization  to Vote Shares will be required from the Company as well as an original copy of the final vote.
        Fidelity Legal will provide a standard form for each Certification.

15.     The Company will be required to box and archive the Cards  received from the Customers.  In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes,  Fidelity Legal will be permitted reasonable access to such Cards.

16.     All approvals and "signing-off"  may be done orally,  but must always be followed up in writing.

                      Amendment to Participation Agreement

Security  Benefit Life  Insurance  Company  ("Company"),  Fidelity  Distributors
Corporation  ("Underwriter")  , and each of Variable  Insurance  Products  Fund,
Variable  Insurance  Products Fund II and Variable  Insurance  Products Fund III
(each, a "Fund") hereby amend the Participation Agreement  ("Agreement"),  dated
12/1/00 by adding the following new section:

1.11.    Company  represents  and warrants  that,  with respect to the Contracts listed on new Schedule C, attached, (a) Company has taken such steps as it deems  legally  sufficient  to put  prospective  Contract  owners on notice that the Funds' portfolios are designed as long-term investments and are not suitable for frequent purchase and redemption activity; and
         (b) the  Contract  limits  each  Contract  owner's  right  to  allocate
         Contract  premiums  into and out of each  subaccount  that invests in a
         Fund  portfolio  such  that  the  lesser  of  the  number  of  purchase transactions  and the number of  redemption  transactions  in each such subaccount in any calendar  quarter will not exceed one (1). Nothing in this  section  shall  limit  the  right of the  Funds'  Board to refuse purchase orders pursuant to section 1.2 above.

IN WITNESS  WHEREOF,  each party has caused this Amendment to be executed in its name and on its  behalf  by its duly authorized  representative as  of March 28,
2001.

SECURITY BENEFIT LIFE INSURANCE COMPANY         VARIABLE INSURANCE PRODUCTS FUND
                                                VARIABLE INSURANCE PRODUCTS FUND II
                                                VARIABLE INSURANCE PRODUCTS FUND III

By:   ELLIOTT SHIFMAN                           By:   ROBERT C. POZEN
     -----------------------------------              ------------------------------
                                                      Robert C. Pozen
                                                      Senior Vice President

                                                FIDELITY DISTRIBUTORS CORPORATION

                                                By:   MICHAEL KELLOGG
                                                      ------------------------------
                                                      Michael Kellogg
                                                      Vice President

                                   SCHEDULE C

                     SECURITY BENEFIT LIFE INSURANCE COMPANY

                        CONTRACTS SUBJECT TO SECTION 1.11

NAME                                                REPRESENTATIVE FORM NUMBERS

AdvisorDesigns                                              V6029